UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 3, 2012 (July 31, 2012)

Date of Report (Date of earliest event reported)

FX ALLIANCE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35423	20-5845576
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

909 Third Avenue, 10th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 268-9900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of FX Alliance Inc. (the “Company”) held on July 31, 2012, the stockholders elected each of the Company’s two Class I director nominees to serve on the Company’s Board of Directors until the 2015 Annual Meeting of Stockholders and ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2012.  Holders of 16,087,954 shares of the Company’s common stock, representing a majority of the Company’s common stock outstanding and entitled to vote as of June 15, 2012, the record date for the Annual Meeting, were present in person or represented by proxy at the Annual Meeting.  There were 28,423,941 shares of the Company’s common stock issued and outstanding as of the record date.

The results of the voting were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Election of Directors

Philip Z Weisberg	15,921,555	19,620	146,779

Carolyn Christie	15,925,289	15,886	146,779

Accordingly, each of the two nominees received a majority of votes cast in favor of that director’s election and was elected.

	Votes For	Votes Against	Votes Withheld	Broker Non-Votes

Ratification of Independent Registered Public Accounting Firm	16,080,462	7,492	—	—

Accordingly, a majority of votes cast on the ratification of auditors were in favor of the proposal and the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2012 was ratified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FX ALLIANCE INC.

Dated: August 3, 2012	By:	/s/ John W. Cooley
John W. Cooley
Chief Financial Officer